SCHEDULE II
                              INFORMATION WITH RESPECT TO
                   TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED        AVERAGE
                          DATE            SOLD(-)             PRICE(2)
  PREFERRED CONVERTIBLE STOCK-KETEMA 8% 11/15/03
  GABELLI PROFIT SHARING PLAN
                         6/15/94               70            99.4821
                         6/15/94               33            99.7500
  GAMCO INVESTORS, INC.
                         6/02/94               26            98.0000
                         6/01/94              100            98.0000
                         5/31/94               25-           99.0600
                         5/31/94               19            98.0000
                         5/31/94               25            99.0000
                         5/27/94               25            99.0600
  (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
      ON THE NY STOCK EXCHANGE.
  (2) PRICE EXCLUDES COMMISSION.